UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2024

APOGEE ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-6365	41-0919654
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
(Address of principal executive offices)		(Zip Code)

4400 West 78th Street, Suite 520	Minneapolis	Minnesota	55435
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code:	(952) 835-1874
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.33 1/3 Par Value	APOG	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
 ☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.
On November 4, 2024, Apogee Enterprises, Inc. (the “Company”) completed the transaction contemplated by the Membership Interest Purchase Agreement, dated September 23, 2024 (the “Purchase Agreement”) with UW Holdings, LLC (the “Seller”) and UW Interco, LLC (the “Target”).
Pursuant to the terms and conditions of the Purchase Agreement, the Company acquired all of the membership interests of the Target from the Seller in exchange for cash consideration (the “Closing”) in the amount of $242 million (the “Unadjusted Purchase Price”), of which $1.75 million was deposited into escrow in connection with the Purchase Agreement. The Unadjusted Purchase Price is subject to customary adjustments as set forth in the Purchase Agreement, and the $1.75 million escrow will serve as the Company’s sole recourse for any adjustments to the Unadjusted Purchase Price pursuant to the post-closing adjustment process set forth in the Purchase Agreement.
The material terms of the Purchase Agreement were previously reported in Item 1.01 of the Current Report on Form 8-K filed on September 25, 2024 with the U.S. Securities and Exchange Commission (the “SEC”). The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which was filed with the SEC as Exhibit 2.1 to the Company’s Current Report on Form 8-K on September 25, 2024, and is incorporated into this Item 2.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On November 4, 2024, the Company drew $250 million under its existing $250 million term loan facility pursuant to the terms and conditions of the Credit Agreement, dated July 19, 2024, among the Company, certain material domestic subsidiaries of the Company, Bank of America, N.A., as administrative agent, swingline lender and L/C issuer and the syndicate of lenders party thereto from time to time (as amended from time to time, the “Credit Agreement”) to finance a portion of the Unadjusted Purchase Price referenced in Item 2.01 of this Current Report and for working capital and general corporate purposes.
The material terms of the Credit Agreement were previously reported in Item 1.01 of the Current Report on Form 8-K filed on July 19, 2024 with the SEC. The foregoing description of the Credit Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, a copy of which was filed with the SEC as Exhibit 10.1 to the Company’s Current Report on Form 8-K on July 19, 2024, and is incorporated into this Item 2.03 by reference.

Item 7.01	Regulation FD Disclosure.
On November 4, 2024, the Company issued a press release announcing the Closing, a copy of which is filed as Exhibit 99.1 and incorporated into this Item 7.01 by reference.
The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statement and Exhibits.
(d) Exhibits.

Exhibit Number	Description
2.1*
Membership Interest Purchase Agreement, dated as of September 23, 2024, by and among UW Holdings, LLC, UW Interco, LLC and Apogee Enterprises, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Apogee Enterprises, Inc., filed with the SEC on September 25, 2024).

10.1*
Credit Agreement dated July 19, 2024 between Apogee Enterprises, Inc., certain material domestic subsidiaries of the Company as guarantors, Bank of America, N.A., as administrative agent, swingline lender and L/C issuer and the syndicate of lenders which are party thereto from time to time (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Apogee Enterprises, Inc. filed with the SEC on July 25, 2024).

99.1	Press Release of Apogee Enterprises, Inc. issued on November 4, 2024.
104	Cover page interactive data file (formatted in inline XBRL).
* This filing excludes certain schedules and exhibits pursuant to Item 601(a)(5) of Regulation S-K, which the registrant agrees to furnish supplementally to the U.S. Securities and Exchange Commission upon request by the Commission provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.
By:	/s/ Meghan M. Elliott
Meghan M. Elliott
Chief Legal Officer and Secretary
Date: November 4, 2024